EXHIBIT 99.2

CONSENT OF AUSENCO ENGINEERING CANADA INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statements on Form S-3 (No. 333-220484) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102 and No. 208149) (the “Registration Statements”) of Trilogy Metals Inc. filed with the United States Securities and Exchange Commission, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to the undersigned’s name and Ausenco Engineering Canada Inc.’s name and to the use of the technical report titled “Arctic Project, Northwest Alaska, USA NI 43-101 Technical Report on Pre-Feasibility Study” dated effective February 20, 2018 and released April 6, 2018 (the “Technical Report”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Report (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: April 11, 2018

Signed: “Paul Staples”

Name: Paul Staples, P.Eng. Ausenco Engineering Canada Inc.